Exhibit 99.1

NEWS RELEASE
For Immediate Distribution	Contact:	Timothy McKenna
tmckenna@rocksp.com
Phone: 609-734-6430

Rockwood Reports Strong Fourth Quarter and Full Year Results:

•                  Net sales up 8.2% for the quarter and 15.3% for the full year.

•                  Adjusted EBITDA from continuing operations up 4.5% for the quarter and 24.4% for the full year.

•                  As reported EPS of $1.40 vs. $0.14 for the quarter and $3.07 vs. $0.28 for the full year.

•                  As adjusted EPS of $0.49 vs. $0.19 for the quarter and $2.08 vs. $0.53 for the full year.

•                  Free cash flow of $68.3 million for the quarter and $320.3 million for the full year.

Princeton, New Jersey; February 16, 2011 — Rockwood Holdings, Inc. (NYSE: ROC), a global producer of specialty chemicals and advanced materials, today reported earnings per share of $1.40 for the fourth quarter of 2010 as compared to $0.14 for the same period in the prior year. Rockwood’s as adjusted earnings per share increased to $0.49 in the fourth quarter of 2010 from $0.19 for the same period in the prior year. An income tax benefit of $76.5 million, or $0.97 per share related to the sale of the AlphaGary plastic compounding business, is the primary reason for the difference between as reported EPS and as adjusted EPS in the fourth quarter of 2010. See page 4, “Other Items: Income Taxes,” for further discussion.

“Rockwood finished 2010 with excellent results. With the exception of the small portion of our business that is driven by the demand for U.S. construction, all of our business units had strong organic sales growth and Adjusted EBITDA increases. I am particularly pleased that our strong volume growth, improved mix and continued focus on cost improvements resulted in our margin on continuing operations increasing to 19.9 percent from 18.4 percent,” Seifi Ghasemi, Chairman & Chief Executive Officer, said. “In addition, we generated strong free cash flow of $68.3 million during the quarter and $320.3 million for the full year, after paying interest on our debt, capital expenditures and taxes.

“In line with our strategy, in January 2011, we sold our AlphaGary plastic compounding business, an important strategic step that further concentrated our focus on our highest margin businesses, for proceeds of approximately $300 million in cash, which we used to reduce debt and refinance our senior secured debt facility.”

The highlights for the fourth quarter and year ended December 31, 2010 are as follows (except as otherwise indicated, net sales and Adjusted EBITDA exclude the AlphaGary plastic compounding business that was sold in January 2011):

•                  Net sales were $798.3 million for the fourth quarter of 2010, up 8.2% compared to $737.7 million for the same period in the prior year. Full year net sales were $3,191.6 million, up 15.3%. Adjusted EBITDA was $153.7 million for the fourth quarter of 2010, up 4.5% compared to $147.1 million for the same period in the prior year.  Full year Adjusted EBITDA was $634.4 million, up 24.4%.

•                  Net sales, including the plastic compounding business, were $853.6 million for the fourth quarter of 2010, up 8.6% compared to $786.3 million for the same period in the prior year.  Full year net sales, including the plastic compounding business, were $3,422.9 million, up 15.5%. Adjusted EBITDA, including the plastic compounding business, was $161.6 million for the fourth quarter of 2010, up 4.3% compared to $154.9 million for the same period in the prior year. Full year Adjusted EBITDA, including the plastic compounding business, was $667.9 million, up 23.6%.

•                  On a constant-currency basis, net sales and Adjusted EBITDA were up 13.7% and 10.2%, respectively, for the fourth quarter of 2010, and were up 18.2% and 28.0%, respectively, for the year ended December 31, 2010.

•                  Net income attributable to Rockwood Holdings, Inc. for the fourth quarter of 2010 was $109.6 million, including income of $71.3 million related to after-tax net special items. Net income attributable to Rockwood Holdings, Inc. for the fourth quarter of 2009 was $10.8 million, including after-tax net special charges of $3.9 million.

Net income attributable to Rockwood Holdings, Inc. for the year ended December 31, 2010 was $239.4 million, including income of $77.0 million related to after-tax net special items. Net income attributable to Rockwood Holdings, Inc. for the year ended December 31, 2009 was $21.1 million, including after-tax net special charges of $18.5 million.

•                  Diluted earnings per share for the fourth quarter of 2010 were $1.40, including income of $0.91 related to after-tax net special items. Excluding net special items, diluted earnings per share were $0.49 in the fourth quarter of 2010. Diluted earnings per share for the fourth quarter of 2009 were $0.14, including after-tax net special charges of $0.05. Excluding net special charges, diluted earnings per share were $0.19 in the fourth quarter of 2009.

Diluted earnings per share for the year ended December 31, 2010 were $3.07, including income of $0.99 related to after-tax net special items. Excluding net special items, diluted earnings per share were $2.08 for the year ended December 31, 2010. Diluted earnings per share for the year ended December 31, 2009 were $0.28, including after-tax net special charges of $0.25. Excluding net special charges, diluted earnings per share were $0.53 for the year ended December 31, 2009.

•                  As previously announced, on January 7, 2011, the Company completed the sale of its AlphaGary plastic compounding business to Mexichem S.A.B.de C.V.  The results of this business have been accounted for as a discontinued operation in the consolidated financial statements for all periods presented.

•                  The Company also completed a refinancing in support of its long-term debt-reduction strategy on February 10, 2011. The Company refinanced $850 million of its senior secured term loans and repaid $409 million of its senior secured term loans. This refinancing and repayment of senior secured debt is expected to reduce future interest expense by approximately $40 million a year.

Commenting on the outlook for 2011, Mr. Ghasemi said, “We remain very positive about the prospects for our business. Demand for our products continues to be strong. We expect to increase sales, improve our margins and earnings per share, and reduce debt in line with our long-term objectives.”

Fourth quarter results, as compared with the same period a year ago, are summarized below:

•                  Specialty Chemicals:  Net sales and Adjusted EBITDA increased 10.6% and 11.3%, respectively.

•                  In our Fine Chemicals business, significantly higher volumes of lithium products were partially offset by lower selling prices of potash and lithium carbonate and higher selling, general and administrative costs.

•                  In our Surface Treatment business, higher volumes in most markets, particularly in automotive and aerospace, were partially offset by higher variable compensation costs.

•                  Performance Additives:  Net sales increased 5.5%, while Adjusted EBITDA decreased 2.9%.

•                  Net sales were up primarily from higher volumes of oilfield and other applications in our Clay-based Additives business; and a favorable product mix and increased selling prices in our Color Pigments and Services business.

•                  Adjusted EBITDA was negatively impacted by higher raw material costs.

•                  Titanium Dioxide Pigments:  Net sales and Adjusted EBITDA increased 5.2% and 10.4%, respectively.

•                  Net sales and Adjusted EBITDA were up primarily from higher selling prices, as well as a favorable product mix. This was partially offset by higher production and raw material costs.

•                  Advanced Ceramics:  Net sales and Adjusted EBITDA increased 9.9% and 9.0%, respectively.

•                  Net sales and Adjusted EBITDA were up from higher volumes in most product applications, primarily medical, cutting tool and electronic applications, partially offset by higher maintenance costs.

•                  Corporate and other:   Corporate costs increased in the fourth quarter of 2010 primarily due to higher variable compensation costs.

Other Items:

•                  Asset write-downs of $9.2 million were recorded in the fourth quarter of 2010 primarily for a write-down of a receivable related to a pension indemnification in conjunction with the acquisition of the Dynamit Nobel businesses in 2004, a write-down of certain fixed assets within our Color Pigments and Services business and the write-off of an acquisition-related receivable in our Specialty Chemicals segment.

•                  Interest expense, net decreased $12.3 million in the fourth quarter of 2010 compared to the same period in the prior year. The fourth quarter of 2010 and 2009 included non-cash gains of $4.5 million and $2.6 million, respectively, representing the movement in the mark-to-market valuation of our interest rate swaps. Excluding the impact of these gains, interest expense, net decreased $10.4 million primarily due to debt repayments and the termination of interest rate swaps in November 2009.

•                  Income taxes. The income tax benefit of $71.0 million recorded in the fourth quarter of 2010 included the reversal of domestic valuation allowances of $76.5 million related to net operating losses that will be utilized as a result of the sale of the plastic compounding business in January 2011, along with reserve reversals of $2.5 million and other items totaling $2.0 million.

•                  Free cash flow including discontinued operations was an inflow of $68.3 million for the fourth quarter of 2010 and consisted of net cash provided by operating activities of $131.8 million plus special items and other, net of $2.6 million, less capital expenditures, net of $66.1 million. Free cash flow was $320.3 million for the year ended December 31, 2010.

•                  Net debt, which is total debt less cash and cash equivalents, was $1,836.9 million as of December 31, 2010 compared to $2,242.1 million as of December 31, 2009.  The decrease in net debt was primarily due to the cash generated from operations in 2010. The current portion of long-term debt at December 31, 2010 includes $409 million of our senior secured term loans that were repaid as part of our recent debt refinancing on February 10, 2011.

Conference Call and Webcast

We will host a conference call and webcast to discuss the results of operations for the fourth quarter ended December 31, 2010 on Wednesday, February 16, 2011 at 11:00 am Eastern time. The dial-in number to access the conference call in the U.S. is (800) 230-1074 and the international dial-in number is (612) 234-9960. No access code is needed for either call. A replay of the conference call will be available through March 2, 2011 at (800) 475-6701 in the U.S., access code: 186628, and internationally at (320) 365-3844, access code: 186628.

A listen only, live webcast of the conference call will be available at www.rocksp.com.  Materials for the call, including a PowerPoint file detailing the results, will be available for download on this site on the morning of the call. The webcast and PowerPoint file will be archived on Rockwood’s website.

Non-GAAP Financial Measures

This press release includes “non-GAAP financial measures,” such as, a discussion of Adjusted EBITDA, free cash flow and net income/diluted earnings per share attributable to Rockwood Holdings, Inc. excluding certain items. Adjusted EBITDA is not intended to be an alternative to net income attributable to Rockwood Holdings, Inc. as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. All presentations of consolidated Adjusted EBITDA are calculated using the definition set forth in the Company’s senior secured credit agreement as a basis and reflects management’s interpretations thereof.  Adjusted EBITDA, which is referred to under the senior secured credit agreement as “Consolidated EBITDA,” is defined in the senior secured credit agreement as consolidated earnings (which, as defined in the senior secured credit agreement, equals income (loss) before the deduction of income taxes of Rockwood Specialties Group, Inc. and the Restricted Subsidiaries (as such term is defined in the senior secured credit agreement), excluding extraordinary items) plus certain items including interest expense, depreciation expense, amortization expense, extraordinary losses and non-recurring charges, losses on asset sales, less certain items including extraordinary gains and non-recurring gains, non-cash gains and gains on asset sales.  We use Adjusted EBITDA on a consolidated basis to assess our operating performance, to calculate performance-based cash bonuses and determine whether certain performance-based options and restricted stock units vest (as such bonuses, options and restricted stock units are tied to Adjusted EBITDA), and as a liquidity measure. In addition, we use Adjusted EBITDA to determine compliance with our debt covenants. We also use Adjusted EBITDA on a segment basis as the primary measure used by our chief operating decision maker to evaluate the ongoing performance of our business segments and reporting units. A reconciliation of net income attributable to Rockwood Holdings, Inc. to Adjusted EBITDA is contained in this press release. We strongly urge you to review the reconciliation. In addition, we discuss sales growth in terms of nominal (actual) and net change (nominal less constant currency impacts). Free cash flow is not intended to be an alternative to cash flows from operating activities as a measure of liquidity. Our presentation of free cash flow is defined as net cash from operating activities plus special items and other, net less capital expenditures, net (includes proceeds on the sale of property, plant and equipment and excludes sales of property, plant and equipment related to sales of businesses).  Management believes that free cash flow is meaningful to investors because it provides an additional measure of liquidity.  Neither net income attributable to Rockwood Holdings, Inc. excluding certain items nor diluted earnings per share  attributable to Rockwood Holdings, Inc. excluding certain items is intended to be an alternative for net income or diluted earnings per share. Management believes that net income and diluted earnings per share attributable to Rockwood Holdings, Inc. excluding certain items is meaningful to investors because it provides a view of the Company with respect to ongoing operating results. Reconciliations of these non-GAAP financial measures are included herein. These non-GAAP measures should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other companies.

Rockwood Holdings, Inc. is a leading global specialty chemicals and advanced materials company. Rockwood has a worldwide employee base of approximately 9,500 people and annual net sales of approximately $3.2 billion. Rockwood focuses on global niche segments of the specialty chemicals, pigments and additives and advanced materials markets. For more information on Rockwood, please visit www.rocksp.com.

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The information set forth in this press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning the business, operations and financial condition of Rockwood Holdings, Inc. and its subsidiaries and affiliates (“Rockwood”). Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “predicts” and variations of such words or expressions are intended to identify forward-looking statements. Although Rockwood believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that its expectations will be realized. “Forward-looking statements” consist of all non-historical information, including any statements referring to the prospects and future performance of Rockwood. Actual results could differ materially from those projected in Rockwood’s forward-looking statements due to numerous known and unknown risks and uncertainties, including, among other things, the “Risk Factors” described in Rockwood’s 2009 Form 10-K on file with the Securities and Exchange Commission. Rockwood does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

Rockwood Holdings, Inc. and Subsidiaries

Consolidated Statements of Operations

(Dollars in millions, except per share amounts; shares in thousands)

(Unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2010	2009	2010	2009
Net sales	$798.3	$737.7	$3,191.6	$2,769.1
Cost of products sold	548.3	508.2	2,149.8	1,951.0
Gross profit	250.0	229.5	1,041.8	818.1

Selling, general and administrative expenses	165.7	159.2	667.6	596.9
Restructuring and other severance costs	2.2	4.7	5.0	20.3
Asset write-downs	9.2	1.3	11.5	2.6
Operating income	72.9	64.3	357.7	198.3

Other expenses, net:
Interest expense, net (a)	(34.4)	(46.7)	(151.1)	(178.1)
Loss on early extinguishment of debt	—	—	(1.6)	(26.6)
Foreign exchange (loss) gain on financing activities, net	(1.8)	0.6	(1.0)	16.0
Other, net	—	0.2	0.5	0.6
Other expenses, net	(36.2)	(45.9)	(153.2)	(188.1)

Income from continuing operations before taxes	36.7	18.4	204.5	10.2
Income tax (benefit) provision (including reversal of $76.5 valuation allowance from sale of plastic compounding business for the three months and year ended December 31, 2010)	(71.0)	8.5	(24.6)	9.7
Income from continuing operations	107.7	9.9	229.1	0.5
Income from discontinued operations, net of tax (b)	5.8	3.3	19.4	16.8
Net income	113.5	13.2	248.5	17.3
Net (income) loss attributable to noncontrolling interest	(3.9)	(2.4)	(9.1)	3.8
Net income attributable to Rockwood Holdings, Inc.	$109.6	$10.8	$239.4	$21.1

Amounts attributable to Rockwood Holdings, Inc.:
Income from continuing operations	$103.8	$7.5	$220.0	$4.3
Income from discontinued operations	5.8	3.3	19.4	16.8
Net income	$109.6	$10.8	$239.4	$21.1

Basic earnings per share attributable to Rockwood Holdings, Inc.:
Earnings from continuing operations	$1.38	$0.10	$2.93	$0.06
Earnings from discontinued operations	0.08	0.05	0.26	0.22
Basic earnings per share	$1.46	$0.15	$3.19	$0.28

Diluted earnings per share attributable to Rockwood Holdings, Inc.:
Earnings from continuing operations	$1.32	$0.10	$2.82	$0.06
Earnings from discontinued operations	0.08	0.04	0.25	0.22
Diluted earnings per share	$1.40	$0.14	$3.07	$0.28

Weighted average number of basic shares outstanding	75,218	74,134	74,985	74,096
Weighted average number of diluted shares outstanding	78,494	76,237	78,097	74,851

(a) Interest expense, net includes:
Interest expense on debt, net	$(37.5)	$(47.6)	$(158.6)	$(174.1)
Mark-to-market gains on interest rate swaps	4.5	2.6	13.4	3.9
Deferred financing costs	(1.4)	(1.7)	(5.9)	(7.9)
Total	$(34.4)	$(46.7)	$(151.1)	$(178.1)

(b) The results of the AlphaGary plastic compounding business sold in January 2011 have been accounted for as a discontinued operation for all periods presented.

Rockwood Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets

(Dollars in millions, except per share amounts; shares in thousands)

(Unaudited)

	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$324.1	$286.2
Accounts receivable, net	436.8	421.3
Inventories	541.8	501.7
Deferred income taxes	82.6	12.1
Prepaid expenses and other current assets	79.2	72.1
Assets of discontinued operations (a)	154.1	146.4
Total current assets	1,618.6	1,439.8
Property, plant and equipment, net	1,566.9	1,635.6
Goodwill	878.0	939.2
Other intangible assets, net	587.0	686.6
Deferred debt issuance costs, net of accumulated amortization of $15.7 and $10.8, respectively	17.2	26.0
Deferred income taxes	18.4	23.1
Other assets	38.2	37.5
Total assets	$4,724.3	$4,787.8
LIABILITIES
Current liabilities:
Accounts payable	$249.6	$216.7
Income taxes payable	20.2	16.7
Accrued compensation	165.2	76.3
Accrued expenses and other current liabilities	164.9	155.9
Deferred income taxes	2.6	2.6
Long-term debt, current portion	465.7	94.2
Liabilities of discontinued operations (a)	27.6	24.3
Total current liabilities	1,095.8	586.7
Long-term debt	1,695.3	2,434.1
Pension and related liabilities	399.6	410.1
Deferred income taxes	77.9	68.7
Other liabilities	104.3	145.9
Total liabilities	3,372.9	3,645.5
Restricted stock units	10.1	1.5
EQUITY
Rockwood Holdings, Inc. stockholders’ equity:
Common stock ($0.01 par value, 400,000 shares authorized, 75,992 shares issued and 75,897 shares outstanding at December 31, 2010; 400,000 shares authorized, 74,259 shares issued and 74,165 shares outstanding at December 31, 2009)	0.8	0.7
Paid-in capital	1,202.6	1,169.2
Accumulated other comprehensive income	132.7	204.5
Accumulated deficit	(282.8)	(522.2)
Treasury stock, at cost	(1.4)	(1.4)
Total Rockwood Holdings, Inc. stockholders’ equity	1,051.9	850.8
Noncontrolling interest	289.4	290.0
Total equity	1,341.3	1,140.8
Total liabilities and equity	$4,724.3	$4,787.8

(a) The results of the AlphaGary plastic compounding business sold in January 2011 have been accounted for as a discontinued operation for all periods presented.

Rockwood Holdings, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(Dollars in millions)

(Unaudited)

	Year ended
	December 31,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$248.5	$17.3
Adjustments to reconcile net income to net cash provided by operating activities:
Income from discontinued operations, net of tax	(19.4)	(16.8)
Depreciation and amortization	255.9	274.2
Deferred financing costs amortization	5.9	7.9
Loss on early extinguishment of debt	1.6	26.6
Foreign exchange loss (gain) on financing activities, net	1.0	(16.0)
Fair value adjustment of derivatives	(13.4)	(3.9)
Bad debt provision	(1.2)	1.2
Stock-based compensation	13.9	4.7
Deferred income taxes	(60.9)	(20.1)
Asset write-downs and other	12.4	3.0
Changes in assets and liabilities, net of the effect of foreign currency translation and acquisitions:
Accounts receivable	(30.1)	24.5
Inventories	(58.1)	127.0
Prepaid expenses and other assets	(16.5)	(1.0)
Accounts payable	29.5	(21.4)
Income taxes payable	(1.8)	7.7
Accrued expenses and other liabilities	110.7	(51.3)
Net cash provided by operating activities of continuing operations	478.0	363.6
Net cash provided by operating activities of discontinued operations (a)	4.4	6.0
Net cash provided by operating activities	482.4	369.6
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions, including transaction fees and payments for prior acquisitions, net of cash acquired	(3.8)	(6.4)
Capital expenditures	(180.3)	(151.5)
Cross currency swap settlement	—	(32.9)
Contractual advance to Titanium Dioxide Pigments noncontrolling shareholder	—	(16.0)
Proceeds on sale of assets	4.1	8.2
Net cash used in investing activities of continuing operations	(180.0)	(198.6)
Net cash used in investing activities of discontinued operations (a)	(1.3)	(5.7)
Net cash used in investing activities	(181.3)	(204.3)
CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock, net of fees	26.3	1.0
Prepayment of 2014 Notes	—	(146.8)
Proceeds from Titanium Dioxide Pigments revolving credit facility	—	14.1
Repayment of Titanium Dioxide Pigments revolving credit facility	(14.3)	—
Prepayment of senior secured debt	(200.2)	(102.3)
Repayment of senior secured debt	(43.5)	(56.5)
Proceeds from other borrowings	19.3	—
Payments on other long-term debt	(46.8)	(5.5)
Deferred financing costs	(0.3)	(14.9)
Fees related to early extinguishment of debt	—	(12.0)
Loan from Viance noncontrolling shareholder	—	2.0
Net cash used in financing activities	(259.5)	(320.9)
Effect of exchange rate changes on cash and cash equivalents	(1.4)	(12.6)
Net increase (decrease) in cash and cash equivalents	40.2	(168.2)
Less decrease in cash and cash equivalents from discontinued operations (a)	(2.3)	(3.4)
Increase (decrease) in cash and cash equivalents from continuing operations	37.9	(171.6)
Cash and cash equivalents of continuing operations, beginning of period	286.2	457.8
Cash and cash equivalents of continuing operations, end of period	$324.1	$286.2

(a) Year ended December 31, 2010 excludes intercompany transfers of $16.8 and includes adjustments of $27.4 related to the AlphaGary plastic compounding business sold in January 2011. Year ended December 31, 2009 excludes intercompany transfers of $13.2 and includes adjustments of $21.0 million related to the AlphaGary plastic compounding business.

Supplemental disclosures of cash flow information:
Interest paid	$159.8	$164.3
Income taxes paid, net of refunds	38.1	21.8
Non-cash investing activities:
Acquisition of capital equipment	27.8	17.2
Fees related to early extinguishment of debt	—	0.4

Rockwood Holdings, Inc. and Subsidiaries

Net Sales and Adjusted EBITDA

	Net Sales

	Three Months Ended
	December 31,
($ in millions)	2010	2009	% Change
Specialty Chemicals	$302.7	$273.6	10.6%
Performance Additives	162.3	153.9	5.5
Titanium Dioxide Pigments	195.1	185.5	5.2
Advanced Ceramics	130.3	118.6	9.9
Corporate and other	7.9	6.1	29.5
Total (a)	$798.3	$737.7	8.2%

	Adjusted EBITDA

	Three Months Ended
	December 31,
($ in millions)	2010	2009	% Change
Specialty Chemicals	$77.7	$69.8	11.3%
Performance Additives	23.2	23.9	(2.9)
Titanium Dioxide Pigments	35.0	31.7	10.4
Advanced Ceramics	35.3	32.4	9.0
Corporate and other	(17.5)	(10.7)	(63.6)
Adjusted EBITDA from continuing operations	153.7	147.1	4.5
Discontinued operations - Plastic Compounding	7.9	7.8	1.3
Total Adjusted EBITDA	$161.6	$154.9	4.3%

(a) Excludes net sales of $55.3 million and $48.6 million for the quarter ended December 31, 2010 and 2009, respectively, from the AlphaGary plastic compounding business that was sold in January 2011. The results of this business have been accounted for as a discontinued operation in the consolidated financial statements for all periods presented.

Rockwood Holdings, Inc. and Subsidiaries

Net Sales and Adjusted EBITDA

	Net Sales

	Year Ended
	December 31,
($ in millions)	2010	2009	% Change
Specialty Chemicals	$1,163.2	$996.6	16.7%
Performance Additives	726.7	671.5	8.2
Titanium Dioxide Pigments	759.2	666.3	13.9
Advanced Ceramics	515.6	412.2	25.1
Corporate and other	26.9	22.5	19.6
Total (a)	$3,191.6	$2,769.1	15.3%

	Adjusted EBITDA

	Year Ended
	December 31,
($ in millions)	2010	2009	% Change
Specialty Chemicals	$295.7	$245.7	20.4%
Performance Additives	123.8	95.1	30.2
Titanium Dioxide Pigments	129.5	97.3	33.1
Advanced Ceramics	153.2	107.7	42.2
Corporate and other	(67.8)	(35.9)	(88.9)
Adjusted EBITDA from continuing operations	634.4	509.9	24.4
Discontinued operations - Plastic Compounding	33.5	30.6	9.5
Total Adjusted EBITDA	$667.9	$540.5	23.6%

(a) Excludes net sales of $231.3 million and $193.8 million for the year ended December 31, 2010 and 2009, respectively, from the AlphaGary plastic compounding business that was sold in January 2011. The results of this business have been accounted for as a discontinued operation in the consolidated financial statements for all periods presented.

Rockwood Holdings, Inc. and Subsidiaries

Reconciliation of Segment Net Sales and Adjusted EBITDA

	Three Months Ended
	December 31,		Total	Total
($ in millions)	2010	2009	Change in $	Change in %
Net Sales:
Specialty Chemicals	$302.7	$273.6	$29.1	10.6%
Performance Additives	162.3	153.9	8.4	5.5
Titanium Dioxide Pigments	195.1	185.5	9.6	5.2
Advanced Ceramics	130.3	118.6	11.7	9.9
Corporate and other	7.9	6.1	1.8	29.5
Total	$798.3	$737.7	$60.6	8.2%

	Constant	Constant Currency Basis
	Currency	Net	Net
($ in millions)	Effect in $ (a)	Change in $	Change in %
Net Sales:
Specialty Chemicals	$(10.0)	$39.1	14.3%
Performance Additives	(3.8)	12.2	7.9
Titanium Dioxide Pigments	(16.9)	26.5	14.3
Advanced Ceramics	(8.9)	20.6	17.4
Corporate and other	(0.7)	2.5	41.0
Total	$(40.3)	$100.9	13.7%

	Three Months Ended
	December 31,		Total	Total
($ in millions)	2010	2009	Change in $	Change in %
Adjusted EBITDA:
Specialty Chemicals	$77.7	$69.8	$7.9	11.3%
Performance Additives	23.2	23.9	(0.7)	(2.9)
Titanium Dioxide Pigments	35.0	31.7	3.3	10.4
Advanced Ceramics	35.3	32.4	2.9	9.0
Corporate and other	(17.5)	(10.7)	(6.8)	(63.6)
Adjusted EBITDA from continuing operations	153.7	147.1	6.6	4.5
Discontinued operations - Plastic Compounding	7.9	7.8	0.1	1.3
Total Adjusted EBITDA	$161.6	$154.9	$6.7	4.3%

	Constant	Constant Currency Basis
	Currency	Net	Net
($ in millions)	Effect in $ (a)	Change in $	Change in %
Adjusted EBITDA:
Specialty Chemicals	$(2.5)	$10.4	14.9%
Performance Additives	(0.5)	(0.2)	(0.8)
Titanium Dioxide Pigments	(2.9)	6.2	19.6
Advanced Ceramics	(2.6)	5.5	17.0
Corporate and other	0.1	(6.9)	(64.5)
Adjusted EBITDA from continuing operations	(8.4)	15.0	10.2
Discontinued operations - Plastic Compounding	—	0.1	1.3
Total Adjusted EBITDA	$(8.4)	$15.1	9.7%

(a) The constant currency effect is the translation impact calculated based on the change in the applicable rate, primarily the euro, to the U.S. dollar exchange rate for the applicable period.

Rockwood Holdings, Inc. and Subsidiaries

Reconciliation of Segment Net Sales and Adjusted EBITDA

	Year Ended
	December 31,		Total	Total
($ in millions)	2010	2009	Change in $	Change in %
Net Sales:
Specialty Chemicals	$1,163.2	$996.6	$166.6	16.7%
Performance Additives	726.7	671.5	55.2	8.2
Titanium Dioxide Pigments	759.2	666.3	92.9	13.9
Advanced Ceramics	515.6	412.2	103.4	25.1
Corporate and other	26.9	22.5	4.4	19.6
Total	$3,191.6	$2,769.1	$422.5	15.3%

	Constant	Constant Currency Basis
	Currency	Net	Net
($ in millions)	Effect in $ (a)	Change in $	Change in %
Net Sales:
Specialty Chemicals	$(10.7)	$177.3	17.8%
Performance Additives	(9.1)	64.3	9.6
Titanium Dioxide Pigments	(40.4)	133.3	20.0
Advanced Ceramics	(20.9)	124.3	30.2
Corporate and other	(1.5)	5.9	26.2
Total	$(82.6)	$505.1	18.2%

	Year Ended
	December 31,		Total	Total
($ in millions)	2010	2009	Change in $	Change in %
Adjusted EBITDA:
Specialty Chemicals	$295.7	$245.7	$50.0	20.4%
Performance Additives	123.8	95.1	28.7	30.2
Titanium Dioxide Pigments	129.5	97.3	32.2	33.1
Advanced Ceramics	153.2	107.7	45.5	42.2
Corporate and other	(67.8)	(35.9)	(31.9)	(88.9)
Adjusted EBITDA from continuing operations	634.4	509.9	124.5	24.4
Discontinued operations - Plastic Compounding	33.5	30.6	2.9	9.5
Total Adjusted EBITDA	$667.9	$540.5	$127.4	23.6%

	Constant	Constant Currency Basis
	Currency	Net	Net
($ in millions)	Effect in $ (a)	Change in $	Change in %
Adjusted EBITDA:
Specialty Chemicals	$(3.0)	$53.0	21.6%
Performance Additives	(2.0)	30.7	32.3
Titanium Dioxide Pigments	(7.2)	39.4	40.5
Advanced Ceramics	(6.6)	52.1	48.4
Corporate and other	0.3	(32.2)	(89.7)
Adjusted EBITDA from continuing operations	(18.5)	143.0	28.0
Discontinued operations - Plastic Compounding	0.2	2.7	8.8
Total Adjusted EBITDA	$(18.3)	$145.7	27.0%

(a) The constant currency effect is the translation impact calculated based on the change in the applicable rate, primarily the euro, to the U.S. dollar exchange rate for the applicable period.

Rockwood Holdings, Inc. and Subsidiaries

Reconciliation of Income (Loss) from Continuing Operations before Taxes to Adjusted EBITDA by Segment

			Titanium
	Specialty	Performance	Dioxide	Advanced
($ in millions)	Chemicals	Additives	Pigments	Ceramics
Three months ended December 31, 2010

Income (loss) from continuing operations before taxes	$42.3	$3.4	$12.2	$14.0
Interest expense, net	10.6	2.9	2.9	6.9
Depreciation and amortization	19.4	13.9	19.6	13.1
Restructuring and other severance costs	1.3	0.7	—	0.3
Systems/organization establishment expenses	0.2	—	0.2	0.1
Acquisition and disposal costs	0.1	0.1	—	—
Asset write-downs	1.6	2.0	0.1	0.8
Foreign exchange loss (gain) on financing activities, net	1.9	0.1	—	0.1
Other	0.3	0.1	—	—
Adjusted EBITDA from continuing operations	77.7	23.2	35.0	35.3
Discontinued operations - Plastic Compounding	—	—	—	—
Total Adjusted EBITDA	$77.7	$23.2	$35.0	$35.3

	Discontinued
	Operations -
	Plastic	Corporate and
($ in millions)	Compounding	other	Consolidated
Three months ended December 31, 2010

Income (loss) from continuing operations before taxes	$—	$(35.2)	$36.7
Interest expense, net	—	11.1	34.4
Depreciation and amortization	—	1.5	67.5
Restructuring and other severance costs	—	(0.1)	2.2
Systems/organization establishment expenses	—	0.1	0.6
Acquisition and disposal costs	—	0.1	0.3
Asset write-downs	—	4.7	9.2
Foreign exchange loss (gain) on financing activities, net	—	(0.3)	1.8
Other	—	0.6	1.0
Adjusted EBITDA from continuing operations	—	(17.5)	153.7
Discontinued operations - Plastic Compounding	7.9	—	7.9
Total Adjusted EBITDA	$7.9	$(17.5)	$161.6

			Titanium
	Specialty	Performance	Dioxide	Advanced
($ in millions)	Chemicals	Additives	Pigments	Ceramics
Three months ended December 31, 2009

Income (loss) from continuing operations before taxes	$26.8	$(6.4)	$5.9	$6.8
Interest expense, net	19.7	8.8	3.6	10.2
Depreciation and amortization	19.2	16.3	21.5	13.9
Restructuring and other severance costs	1.4	0.7	—	1.5
Systems/organization establishment expenses	0.1	0.4	0.6	—
Acquisition and disposal costs	0.1	2.7	0.1	—
Asset write-downs	0.6	—	—	0.3
Foreign exchange loss (gain) on financing activities, net	1.8	0.1	—	(0.4)
Other	0.1	1.3	—	0.1
Adjusted EBITDA from continuing operations	69.8	23.9	31.7	32.4
Discontinued operations - Plastic Compounding	—	—	—	—
Total Adjusted EBITDA	$69.8	$23.9	$31.7	$32.4

	Discontinued
	Operations -
	Plastic	Corporate and
($ in millions)	Compounding	other	Consolidated
Three months ended December 31, 2009

Income (loss) from continuing operations before taxes	$—	$(14.7)	$18.4
Interest expense, net	—	4.4	46.7
Depreciation and amortization	—	1.4	72.3
Restructuring and other severance costs	—	1.1	4.7
Systems/organization establishment expenses	—	(0.3)	0.8
Acquisition and disposal costs	—	0.1	3.0
Asset write-downs	—	0.4	1.3
Foreign exchange loss (gain) on financing activities, net	—	(2.1)	(0.6)
Other	—	(1.0)	0.5
Adjusted EBITDA from continuing operations	—	(10.7)	147.1
Discontinued operations - Plastic Compounding	7.8	—	7.8
Total Adjusted EBITDA	$7.8	$(10.7)	$154.9

Rockwood Holdings, Inc. and Subsidiaries

Reconciliation of Income (Loss) from Continuing Operations before Taxes to Adjusted EBITDA by Segment

			Titanium
	Specialty	Performance	Dioxide	Advanced
($ in millions)	Chemicals	Additives	Pigments	Ceramics
Year ended December 31, 2010

Income (loss) from continuing operations before taxes	$158.1	$34.0	$44.5	$72.4
Interest expense, net	57.0	25.8	15.0	29.1
Depreciation and amortization	74.3	56.8	69.6	49.6
Restructuring and other severance costs	2.0	1.5	—	1.1
Systems/organization establishment expenses	1.0	0.3	0.5	0.2
Acquisition and disposal costs	0.5	0.2	—	—
Loss on early extinguishment of debt	0.7	0.3	—	0.4
Asset write-downs	1.8	4.1	0.1	0.8
Foreign exchange loss (gain) on financing activities, net	0.6	0.1	—	(0.4)
Other	(0.3)	0.7	(0.2)	—
Adjusted EBITDA from continuing operations	295.7	123.8	129.5	153.2
Discontinued operations - Plastic Compounding	—	—	—	—
Total Adjusted EBITDA	$295.7	$123.8	$129.5	$153.2

	Discontinued
	Operations -
	Plastic	Corporate and
($ in millions)	Compounding	other	Consolidated
Year ended December 31, 2010

Income (loss) from continuing operations before taxes	$—	$(104.5)	$204.5
Interest expense, net	—	24.2	151.1
Depreciation and amortization	—	5.6	255.9
Restructuring and other severance costs	—	0.4	5.0
Systems/organization establishment expenses	—	0.1	2.1
Acquisition and disposal costs	—	0.6	1.3
Loss on early extinguishment of debt	—	0.2	1.6
Asset write-downs	—	4.7	11.5
Foreign exchange loss (gain) on financing activities, net	—	0.7	1.0
Other	—	0.2	0.4
Adjusted EBITDA from continuing operations	—	(67.8)	634.4
Discontinued operations - Plastic Compounding	33.5	—	33.5
Total Adjusted EBITDA	$33.5	$(67.8)	$667.9

			Titanium
	Specialty	Performance	Dioxide	Advanced
($ in millions)	Chemicals	Additives	Pigments	Ceramics
Year ended December 31, 2009

Income (loss) from continuing operations before taxes	$86.5	$(15.0)	$(8.3)	$5.3
Interest expense, net	68.3	31.8	24.6	36.1
Depreciation and amortization	74.1	62.7	77.7	52.0
Restructuring and other severance costs	5.8	6.1	0.1	7.0
Systems/organization establishment expenses	0.7	2.1	3.1	0.3
Acquisition and disposal costs	0.1	2.7	0.1	—
Loss on early extinguishment of debt	11.6	2.4	—	7.2
Asset write-downs	0.3	0.2	—	0.3
Foreign exchange (gain) loss on financing activities, net	(4.2)	0.1	—	(0.6)
Other	2.5	2.0	—	0.1
Adjusted EBITDA from continuing operations	245.7	95.1	97.3	107.7
Discontinued operations - Plastic Compounding	—	—	—	—
Total Adjusted EBITDA	$245.7	$95.1	$97.3	$107.7

	Discontinued
	Operations -
	Plastic	Corporate and
($ in millions)	Compounding	other	Consolidated
Year ended December 31, 2009

Income (loss) from continuing operations before taxes	$—	$(58.3)	$10.2
Interest expense, net	—	17.3	178.1
Depreciation and amortization	—	7.7	274.2
Restructuring and other severance costs	—	1.3	20.3
Systems/organization establishment expenses	—	0.1	6.3
Acquisition and disposal costs	—	0.1	3.0
Loss on early extinguishment of debt	—	5.4	26.6
Asset write-downs	—	1.8	2.6
Foreign exchange (gain) loss on financing activities, net	—	(11.3)	(16.0)
Other	—	—	4.6
Adjusted EBITDA from continuing operations	—	(35.9)	509.9
Discontinued operations - Plastic Compounding	30.6	—	30.6
Total Adjusted EBITDA	$30.6	$(35.9)	$540.5

Rockwood Holdings, Inc. and Subsidiaries

Consolidated Reconciliation of Net Income Attributable to

Rockwood Holdings, Inc. to Adjusted EBITDA

($ in millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
Net income attributable to Rockwood Holdings, Inc.	$109.6	$10.8	$239.4	$21.1
Net income (loss) attributable to noncontrolling interest	3.9	2.4	9.1	(3.8)
Net income	113.5	13.2	248.5	17.3
Income tax (benefit) provision (including reversal of $76.5 valuation allowance from sale of plastic compounding business for the three months and year ended December 31, 2010)	(71.0)	8.5	(24.6)	9.7
Income from discontinued operations, net of tax	(5.8)	(3.3)	(19.4)	(16.8)
Income from continuing operations before taxes	36.7	18.4	204.5	10.2
Interest expense, net	34.4	46.7	151.1	178.1
Depreciation and amortization	67.5	72.3	255.9	274.2
Restructuring and other severance costs	2.2	4.7	5.0	20.3
Systems/organization establishment expenses	0.6	0.8	2.1	6.3
Acquisition and disposal costs	0.3	3.0	1.3	3.0
Loss on early extinguishment of debt	—	—	1.6	26.6
Asset write-downs	9.2	1.3	11.5	2.6
Foreign exchange loss (gain) on financing activities, net	1.8	(0.6)	1.0	(16.0)
Other	1.0	0.5	0.4	4.6
Adjusted EBITDA from continuing operations	153.7	147.1	634.4	509.9
Discontinued operations - Plastic Compounding	7.9	7.8	33.5	30.6
Total Adjusted EBITDA	$161.6	$154.9	$667.9	$540.5

Rockwood Holdings, Inc. and Subsidiaries

Consolidated Reconciliation of Net Income/Diluted Earnings Per Share

as Reported to Net Income/Diluted Earnings Per Share Attributable to Rockwood Holdings, Inc. as Adjusted

(Dollars in millions, except per share amounts; shares in thousands)

	Three Months Ended		Three Months Ended
	December 31, 2010		December 31, 2009
	Net Income Attributable to		Net Income Attributable to
	Rockwood Holdings, Inc.	Diluted EPS	Rockwood Holdings, Inc.	Diluted EPS
As reported	$109.6	$1.40	$10.8	$0.14

Adjustments from discontinued operations:
Other	(0.8)	(0.01)	—	—
Total adjustments from discontinued operations	(0.8)	(0.01)	—	—

Adjustments to expenses from continuing operations:
Asset write-downs	7.5	0.10	1.0	0.01
Restructuring and other severance costs	1.9	0.02	3.3	0.04
Foreign exchange loss on financing activities, net	0.8	0.01	—	—
Systems/organization establishment expenses	0.3	—	0.4	0.01
Acquisition and disposal costs	0.2	—	2.6	0.03
Other	0.9	0.01	0.4	0.01
Subtotal	11.6	0.14	7.7	0.10

Adjustments to income from continuing operations:
Valuation allowance reversal from sale of plastic compounding business	(76.5)	(0.97)	—	—
Mark-to-market swap gain	(3.6)	(0.04)	(1.7)	(0.02)
Impact of tax related items	(2.0)	(0.03)	(0.3)	(0.01)
Foreign exchange gain on financing activities, net	—	—	(1.8)	(0.02)
Subtotal	(82.1)	(1.04)	(3.8)	(0.05)

Total adjustments from continuing operations	(70.5)	(0.90)	3.9	0.05

Total adjustments (a)	(71.3)	(0.91)	3.9	0.05

As adjusted	$38.3	$0.49	$14.7	$0.19

Weighted average number of diluted shares outstanding		78,494		76,237

(a) The tax effects of the adjustments are benefits of $81.3 million and $3.4 million for the three months ended December 31, 2010 and 2009, respectively, based on the statutory tax rate in the various tax jurisdictions in which the adjustments occurred, adjusted for the impact of certain valuation allowances.

Rockwood Holdings, Inc. and Subsidiaries

Consolidated Reconciliation of Net Income/Diluted Earnings Per Share Attributable to Rockwood Holdings, Inc.

as Reported to Net Income/Diluted Earnings Per Share Attributable to Rockwood Holdings, Inc. as Adjusted

(Dollars in millions, except per share amounts; shares in thousands)

	Year Ended		Year Ended
	December 31, 2010		December 31, 2009
	Net Income Attributable to		Net Income Attributable to
	Rockwood Holdings, Inc.	Diluted EPS	Rockwood Holdings, Inc.	Diluted EPS
As reported	$239.4	$3.07	$21.1	$0.28

Adjustments from discontinued operations:
Other	(0.8)	(0.01)	0.2	—
Total adjustments from discontinued operations	(0.8)	(0.01)	0.2	—

Adjustments to expenses from continuing operations:
Asset write-downs	9.8	0.13	2.0	0.03
Restructuring and other severance costs	3.1	0.04	15.6	0.21
Loss on early extinguishment of debt	1.4	0.02	19.4	0.26
Systems/organization establishment expenses	1.4	0.02	4.2	0.06
Acquisition and disposal costs	1.1	0.01	2.6	0.03
Other	0.7	0.01	3.5	0.05
Subtotal	17.5	0.23	47.3	0.64

Adjustments to income from continuing operations:
Valuation allowance reversal from sale of plastic compounding business	(76.5)	(0.98)	—	—
Mark-to-market swap gain	(10.3)	(0.13)	(4.9)	(0.07)
Impact of tax related items	(6.8)	(0.09)	(2.5)	(0.03)
Foreign exchange gain on financing activities, net	(0.1)	(0.01)	(21.6)	(0.29)
Subtotal	(93.7)	(1.21)	(29.0)	(0.39)

Total adjustments from continuing operations	(76.2)	(0.98)	18.3	0.25

Total adjustments (a)	(77.0)	(0.99)	18.5	0.25

As adjusted	$162.4	$2.08	$39.6	$0.53

Weighted average number of diluted shares outstanding		78,097		74,851

(a) The tax effects of the adjustments are benefits of $86.2 million and $23.4 million for the year ended December 31, 2010 and 2009, respectively, based on the statutory tax rate in the various tax jurisdictions in which the adjustments occurred, adjusted for the impact of certain valuation allowances.